Exhibit 1.1

ContextLogic Inc.

Class A Common Stock, par value $0.0001 per share

Form of

Underwriting Agreement

December [●], 2020

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

ContextLogic Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [●] additional shares (the “Optional Shares”) of Class A common stock, par value $0.0001 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). The shares of Class B common stock, par value $0.0001 per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The Stock and the Class B Common Stock are hereinafter collectively referred to as the “Common Stock.”

Goldman Sachs & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve up to [●] Shares of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1.      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)      A registration statement on Form S-1 (File No. 333–250531) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, excluding the exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”;

(b)      (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(c)      For the purposes of this Agreement, the “Applicable Time” is [●] p.m., New York City time on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, each broadly available road show and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)      Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, would be required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K of the Act or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise of stock options or warrants or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), if any, or the award, if any, of stock options, restricted stock units, restricted stock or other awards pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase of shares of capital stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or (iii) the issuance, if any, of stock upon exercise or conversion of Company securities as described in the Pricing Prospectus and the Prospectus, or (iv) issuances otherwise set forth or contemplated in the Pricing Prospectus) or any increase in long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, consolidated financial position, consolidated stockholders’ equity, or consolidated results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(f)      The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection 1(dd)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;

(g)      The Company has been (i) duly organized and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each significant subsidiary, if any (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (each, a “significant subsidiary”) has been has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, and each other jurisdiction in which it owns or leases properties or conducts any business, as applicable, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)      The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Prospectus; and all of the issued and outstanding shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(i)      The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except rights that have been compiled with or waived in writing as of the date of this Agreement;

(j)      The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the Nasdaq Global Select Market (the “Exchange”) and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k)      Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)      The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders of Our Class A Common Stock” and “Underwriting”, insofar as they purport to describe the provisions of the laws (other than laws, rules and regulations relating to selling restrictions in various foreign jurisdictions) and documents referred to therein, are accurate, complete and fair in all material respects; provided, however that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(m)      Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any executive officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any executive officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, other than as set forth in the Pricing Prospectus, no such proceedings are threatened by governmental authorities or others;

(n)      The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)      At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(p)      Ernst & Young LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(q)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) is designed to comply with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);

(r)      Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(s)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t)      This Agreement has been duly authorized, executed and delivered by the Company;

(u)      None of the Company or any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Company or any of its subsidiaries has (i) directly or indirectly made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful benefit or expense to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any government official; or (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”);

(v)      The Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained, and continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;

(w)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)      None of the Company, any of its subsidiaries or their controlled affiliates nor, to the knowledge of the Company, any director, officer, employee acting on behalf of the Company or any of its subsidiaries or their controlled affiliates, is, or is owned or controlled by, a person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria, and Crimea, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except to the extent as permitted under applicable Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(y)      Each of the Company and its subsidiaries has not, and is not, engaged in any transactions or dealings with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions, except to the extent as permitted under applicable Sanctions;

(z)      The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The selected consolidated financial data and the summary consolidated financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa)      There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the Shares;

(bb)      No labor disturbance by or dispute with current or former employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers or contractors, except as would not reasonably be expected to have a Material Adverse Effect. The Company is not a party to any collective bargaining agreement.

(cc)      The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and business, including business interruption insurance, in such amounts and that insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses as determined by the Company; and the Company believes are adequate to protect the Company and its subsidiaries; and its subsidiaries (i) has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance and (ii) the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(dd)      To the knowledge of the Company, the Company owns or has valid, binding and enforceable licenses or other rights to practice or use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for the conduct, or the proposed conduct, of the business of the Company (as described in the Pricing Prospectus and the Prospectus) (collectively, the “Company Intellectual Property”), except where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the conduct of its and its subsidiaries’ respective business and the proposed conduct of its business does not and will not infringe or misappropriate any intellectual property rights of others that would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, there are no rights of third parties to any of the Company Intellectual Property owned by the Company that would be reasonably be expected to have a Material Adverse Effect, and such intellectual property is owned by the Company free and clear of all liens, security interests, or encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Company Intellectual Property are valid, enforceable and subsisting; to the knowledge of the Company, the patent, trademark, and copyright applications included within the Company Intellectual Property are subsisting and have not been abandoned; to the knowledge of the Company, there is no infringement by third parties of any of the Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect; other than as disclosed in the Pricing Prospectus and the Prospectus or that would not reasonably be expected to have a Material Adverse Effect, (i) the Company is not obligated or under any liability to pay a material royalty, grant a license, or provide other consideration to any third-party in connection with the Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company is infringing, misappropriating, diluting or otherwise violating, or would, upon the commercialization of any product or service proposed in the Pricing Prospectus and the Prospectus to be conducted, infringe, misappropriate, dilute, or otherwise violate, any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property owned or exclusively licensed by the Company, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company has not received notice of any claim that the Company is infringing, misappropriating or conflicting with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (vi) to the knowledge of the Company, no employee, consultant or independent contractor of the Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation arises out of such employee’s employment or independent contractor’s or consultant’s engagement with the Company or actions undertaken while employed or engaged with the Company, (vii) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (viii) the Company is in material compliance with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, (ix) to the knowledge of the Company, all agreements pursuant to which Company Intellectual Property has been licensed to the Company are in full force and effect, (x) to the knowledge of the Company, no software or technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or legal obligation binding on the Company or its subsidiaries (or, to the knowledge of the Company, any of their officers, directors, employees, or contractors), including with respect to software or other materials distributed under an “open source” or similar licensing model that meets the definition of “open source” promulgated by the Open Source Initiative located online at http://opensource.org/osd (e.g., GNU General Public License, GNU Lesser General Public License, and GNU Affero General Public License), and (xi) all patents and patent applications owned by the Company have, to the knowledge of the Company, been duly and properly filed and maintained and to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement, Pricing Prospectus or the Prospectus as being owned by the Company;

(ee)      (i)      Except as would not reasonably be expected to have a Material Adverse Effect, the Company’s and its subsidiaries’ information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have taken commercially reasonable steps to (i) implement and maintain controls, policies, procedures, and safeguards to maintain and protect their confidential information and the privacy, confidentiality, integrity, continuous operation, redundancy and security of all IT Systems and data (in each case, under the control of the Company or any other entity performing services for the Company) used in connection with the operation of the Company or its subsidiaries (including any information that relates to an identified or identifiable individual or is otherwise considered “personal information,” “personally identifiable information” or “personal data” under applicable law, sensitive data, confidential information or regulated data in any form (collectively, the “Protected Information”)) and (ii) protect the IT Systems, Protected Information and any other data used in connection with the operation of the Company and its subsidiaries, and to establish and maintain commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the IT Systems, Protected Information and data held or used by or for the Company and its subsidiaries. There have been no actual or suspected security breaches or attacks, violations, outages, accidental or unlawful destruction, loss, alteration or unauthorized uses or disclosures of or access to any IT Systems or Protected Information, or any other material incidents or compromises of or relating to any IT Systems or Protected Information, and the Company has not received any notifications by any third parties of any of the foregoing, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ii)      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has at all times complied with (a) all applicable laws, statutes, regulations, directives and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and (b) all (I) data protection, privacy and security policies applicable to the Company and (II) contractual obligations of the Company concerning data protection, privacy, security of Protected Information, relating to the privacy and security of IT Systems and Protected Information or to the protection of such IT Systems and Protected Information from unauthorized use, access, misappropriation or modification (collectively (a) and (b), the “Data Protection Requirements”). To the extent the Company maintains, transmits or sells personal information, as defined under the California Consumer Privacy Act of 2018, the Company is in material compliance with all rules and regulations promulgated thereunder. The Company provides and, to its knowledge, has provided adequate notice to data subjects for any past and present collection, use, sale, disclosure, international transfer and other processing of Protected Information by or for the Company. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (x) has not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (y) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action relating to any Data Protection Requirement; and (z) is not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

(ff)      Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(gg)      The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(hh)      All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, subject to permitted extensions, through the date hereof, and all taxes shown as due on such tax returns or that otherwise have been assessed in writing, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such tax returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all taxes due pursuant to such tax returns or pursuant to any written assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or its subsidiaries which has (nor does the Company or its subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would, individually or in the aggregate, reasonably be expected to have) a Material Adverse Effect;

(ii)      The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(jj)      The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(kk)      No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Prospectus and the Prospectus;

(ll)      There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith applicable to them, including Section 402 related to loans; and

(mm)    With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, so qualifies, except as would not reasonably be expected to result in a Material Adverse Effect, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, except, in the case of award agreements, where the failure to execute and deliver such agreements would not reasonably be expected to result in a Material Adverse Effect, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, except as would not reasonably be expected to result in a Material Adverse Effect, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(nn)      There are (and prior to such Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(oo)      The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock or other such securities collectively, the “Securities”) representing substantially all of the Securities that have not delivered executed lock-up agreements (as described in Section 8(j)) to Goldman Sachs & Co. LLC as of the date hereof are bound by market standoff provisions with the Company that impose restrictions with respect to such holder’s securities during the Lock-Up Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Lock-Up Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement in the form attached as Annex II hereto.

(pp)      The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(qq)      No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(rr)      The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(ss)      The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.      Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of

Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.      Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.      (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)      The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111-5800 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.      The Company agrees with each of the Underwriters:

(a)      To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order;

(b)      Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or to subject itself to taxation for doing business in any jurisdiction in which it was not otherwise subject to taxation;

(c)      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later date and time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, Preliminary Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object, and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Representatives shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any

Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)      To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)      (i)      During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of Goldman Sachs & Co. LLC; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise (including “net” or “cashless” exercise) of an option or warrant, vesting or settlement (including “net” settlement) of a restricted stock unit, or the exercise, conversion (including the issuance by the Company of Class A Common Stock upon the conversion of Class B Common Stock), exchange or reclassification of a security outstanding on the date hereof, provided that such option, warrant, restricted stock unit or security is disclosed in the Pricing Prospectus and disclosed in or contemplated by the Pricing Prospectus, (C) the grant of options to purchase, restricted stock units or the issuance by the Company of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity compensation plans disclosed in the Pricing Prospectus, (D) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (E) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (D) provided that in the case of clauses (D) and (E), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) shall not exceed 5% of the total number of shares of the Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that in the case of clauses (B), (C), (D) and (E) the Company shall cause each recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-

up agreement on substantially the same terms as the lock-up agreements referenced in Section 8(j) hereof for the remainder of the Lock-Up Period and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of Goldman Sachs & Co. LLC;

(ii)      If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter delivered pursuant to Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(iii)      To enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Lock-Up Period or (ii) the expiration of any similar arrangement entered into by such securityholder with the Representative; to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up,” “market stand-off,” “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause; and not to release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representative, on behalf of the Underwriters;

(iv)      In addition, during the Lock-Up Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of the lock-up agreement in the form attached as Annex II hereto, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of Goldman Sachs & Co. LLC;

(f)      During a period of three years form the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR or the provision of which would require disclosure by the Company under Regulation FD;

(g)      During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(h)      To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)      To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(j)      To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)      Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)      To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program; and

(n)      To deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing Certification.

6.      (a)      The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or a Written Testing-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)      The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)      Each Underwriter represents and agrees that (i) any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior written authorization of the Company.

7.      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including reasonable and documented the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (vi) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of the road show slides, graphics and videos, fees and expenses of any consultants engaged by or with the explicit written consent of the Company in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company (which, for the avoidance of doubt, shall not include the Underwriters and their representatives), including 50% of the third party costs of any private aircraft incurred in connection with such road show engaged with the explicit prior consent of the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company for the reasonable and documented fees and disbursements of counsel to the Underwriters described in subsection (vi) shall not exceed $40,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including their own travel, lodging and meal expenses (including meal expenses for potential investors) in connection with any road show, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)      The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)      Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)      Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)      [Reserved]

(e)      On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f)      (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (i) the exercise of stock options or warrants or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), if any, or the award, if any, of stock options, restricted stock units, restricted stock or other awards pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase of shares of capital stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or (iii) the issuance, if any, of stock upon exercise or conversion of Company securities as described in the Pricing Prospectus and the Prospectus, or (iv) issuances otherwise set forth or contemplated in the Pricing Prospectus) or any increase long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)      [Reserved]

(h)      On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, California or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)      The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)      The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from securityholders of the Company representing a substantial majority of the shares of capital stock of the Company, in form and substance satisfactory to the Representatives and substantially in the form of Annex II hereto;

(k)      The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives;

(l)      The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)      The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9.      (a)      The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Testing-the-Waters Communication authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)      [Reserved]

(c)      Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting”, and the information contained in the [●] paragraph under the caption “Underwriting”.

(d)      Promptly after receipt by an indemnified party under subsection (a) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting any underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)      The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.    (a)      The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(b)      Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10. In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(c)      If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless the Directed Share Underwriter under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)      The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

11.    (a)      If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker dealer, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13.    If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(f)), any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives (i) in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (ii) in the care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358, Attention: Equity Syndicate Desk and (iii) in the care of BofA Securities, Inc., One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal; and (B) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter or any director, officer, employee, broker dealer, or affiliate of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.    Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)      In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)      As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)      a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

ContextLogic Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:
Name:
Title:

Accepted as of the date hereof:

BofA Securities, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Cowen and Company, LLC
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.
Academy Securities, Inc.
Loop Capital Markets LLC
R. Seelaus & Company, LLC

Total

SCHEDULE II

(a)      Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic road show dated [●]]

(b)      Additional Documents Incorporated by Reference:

[None]

(c)      Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●]The number of Shares purchased by the Underwriters is [●].

[Add any other pricing disclosure.]

(d)      Written Testing-the-Waters Communications:

[●]

ANNEX I

Form of Press Release

ContextLogic Inc.

[Date]

ContextLogic Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the sole book-running manager in the Company’s recent public sale of      shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to      shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

Form of Lock-Up Agreement

CONTEXTLOGIC INC.

Lock-Up Agreement

[●], 2020

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o	BofA Securities, Inc.
One Bryant Park
New York, NY 10036

Re: ContextLogic Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with ContextLogic Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock” and together with the Class B Common Stock of the Company, par value $0.0001 per share, the “Class B Common Stock,” the “Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date (the “Public Offering Date”) set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Common Stock

(i)	as a bona fide gift or gifts;

(ii)

to any member of the undersigned’s immediate family or to any trust or other entity controlled or managed, or under common control or management, by the undersigned or the immediate family of the undersigned, for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust or other such entity, to a trustor or beneficiary or similar person of the trust or other entity or to the estate of a beneficiary or similar person of such trust or other entity;

(iii)	upon death or by will, testamentary document or the laws of intestate succession;

(iv)	to the extent the undersigned’s Shares are acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the date set forth on the Prospectus;

(v)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders;

(vi)

to the Company in connection with the “net” or “cashless” exercise or settlement solely to cover withholding tax obligations in connection with the exercise or settlement of such warrants or stock options, restricted stock units or other equity awards, in each case pursuant to a stock incentive plan, other equity award plan or warrant described in the Prospectus (and any transfer to the Company necessary to generate such amount of cash needed for the payment of withholding tax obligations, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise), provided no public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period within 60 days after the date of the Prospectus, and after such 60th day, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of Common Stock received upon exercise of the stock option or warrant or vesting event are subject to this agreement, and no public filing, report or announcement shall be voluntarily made;

(vii)

to the Company pursuant to any contractual arrangement in effect on the date of this agreement and disclosed in the Prospectus that provides for the repurchase of shares of Common Stock in connection with the termination of the undersigned’s employment with or service to the Company, provided no public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period within 75 days after the date the undersigned ceases to provide services to the Company, and after such 75th day, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no public filing, report or announcement shall be voluntarily made;

(viii)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement;

(ix)

in connection with (A) the conversion of the outstanding preferred stock of the Company into shares of Common Stock of the Company in connection with the Public Offering or (B) the conversion or reclassification of the outstanding Common Stock into shares of another class or series of Common Stock (including the conversion of shares of Class B Common Stock into Class A Common Stock) in connection with the Public Offering, provided that in each case any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement;

(x)	pursuant to a final qualified domestic order or in connection with a divorce settlement;

(xi)

in connection with a sale of shares of Common Stock underlying restricted stock units held by the undersigned that have vested or vest prior to or during the Lock-Up Period and settle during the Lock-Up Period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting or settlement of such restricted stock units that are outstanding as of the date of the Prospectus and described therein, provided that any remaining shares issued upon vesting of such restricted stock unit shall be subject to the restrictions set forth herein; or

(xii)	with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters;

provided, that (A) in the case of (i), (ii), (iii), (v) and (x) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, and there shall be no further transfer of such Common Stock except in accordance with this Lock-Up Agreement, (B) in the case of (i), (ii), (iii) and (v) above, such transfer shall not involve a disposition for value, (C) in the case of (i), (ii) and (iii) above, no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer), (D) in the case of (iv) and (v) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution, and (E) in the case of (ix), (x), (xi) and (xii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act or other public filing shall be voluntarily made and, if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)

receive from the Company shares of Common Stock in connection with (i) the exercise on a cash basis of options or the vesting and settlement of restricted stock units or other rights granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus and (ii) the exercise on a cash basis of warrants, which warrants are described in the Prospectus, provided that any shares issued upon exercise of such option or warrant or the vesting and settlement of restricted stock units shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period or until released pursuant to clause (a)(xi) above, and provided further that no public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period within 60 days after the date of the Prospectus, and after such 60th day, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of Common Stock received upon exercise of the stock option or warrant or vesting event are subject to this agreement, and no public filing, report or announcement shall be voluntarily made; or

(c)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the undersigned’s Shares, if then permitted by the Company, provided that the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period and no public announcement or filing under the Exchange Act, or any other public filing or announcement, shall be required or voluntarily made regarding the establishment of such plan during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 75% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned now has, and, except as contemplated by clauses (a), (b), or (c) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing,

(a)

Commencing at the opening of trading on the second Trading Day after the Company’s public announcement of its earnings for the first quarter that ends following the Public Offering Date (such second Trading Day, (the “Initial Earnings-Related Release Date”)), a number of shares of Common Stock and shares of Common Stock underlying Derivative Instruments owned by the undersigned as follows: (i) all shares of Common Stock subject to restricted stock units (“RSUs”) time-vested as of December 31, 2020 and (ii) if the last reported closing price of the Class A Common Stock on the Nasdaq Stock Market is at least 33% greater than the initial public offering price per share set forth on the cover page of the Prospectus for 10 out of 15 consecutive Trading Days (as defined below) during the period prior to the Initial Earnings-Related Release Date, then 25% of the undersigned’s Common Stock or shares of Common Stock underlying Derivative Instruments (excluding Common Stock subject to clause (i) immediately above) will be automatically released from such restrictions; and

(b)

Commencing at the opening of trading on the second Trading Day immediately following the Company’s release of earnings for the quarter in which the Initial Earnings-Related Release Date occurs, the restrictions set forth in this Lock-Up Agreement shall terminate. For purposes of paragraphs (a) and (b), a “Trading Day” is a day on which the Nasdaq Stock Market is open for the buying and selling of securities.

For clarity, the Lock-Up Period shall be deemed to be terminated for the securities that are released from the prohibitions under this Lock-Up Agreement pursuant to paragraphs (a) and (b) directly above.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

It is understood that this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the Registration Statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the Public Offering shall not have been completed by May 31, 2021, in the event the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

[Signature page follows]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature page to Lockup Agreement]